UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2021, Fusion Pharmaceuticals Inc. (the “Company”) entered into a lease agreement (the “Lease”) with McMaster University (the “Landlord”) for the purpose of establishing the Company’s new manufacturing facility at 270 Longwood Road South, Hamilton, Ontario (the “Site”). Under the Lease, the Company will lease 26,978 rentable square feet of the Site (the “Premises”). The lease term for the Premises will commence five (5) days after the Landlord turns over the Premises to the Company, which is expected to be in August 2022 (the “Lease Commencement Date”) and will expire 15 years (plus any partial month) following the Rent Commencement Date for the Premises (the “Base Term”). The “Rent Commencement Date” means the date that is sixty (60) days after the Lease Commencement Date.

Under the Lease, the Company will pay to the Landlord $2.5 million CAD upon the execution of the Lease and another $2.5 million CAD on the Rent Commencement Date. Thereafter the Company will pay a monthly base rent for the Premises at an initial monthly rate of $39.12 CAD per rentable square foot increasing yearly on each annual anniversary of the Rent Commencement Date for the term of the Lease such that the monthly rate for the fifteenth year of the Base Term will be $48.60 CAD per rentable square foot. In addition, the Company will pay the Landlord an additional $500,000 CAD annually in each of year six (6) through fifteen (15) of the Base Term (the “Additional Payment”). The Company is obligated for the Additional Payment even in the instance where the Company terminates the Lease other than for Landlord’s failure to deliver possession of the Premises. Following the expiration of the Base Term of the Lease, the Company has one option to extend the term of the Lease for a period of five (5) years.

The Company has the right to terminate the Lease for convenience upon not less than twelve (12) months’ prior written notice to the Landlord (the “Termination Right”). If the Company exercises the Termination Right on or after the fifth anniversary of the Lease Commencement Date, the Company may terminate without penalties and without obligation to pay additional rent to the Landlord, other than the Additional Payment as noted above. If the Company exercises the Termination Right prior to the fifth anniversary of the Lease Commencement Date, then the Company is obligated to pay the Landlord an amount equal to $11.00 CAD per square foot of the Premises calculated on a monthly basis and multiplied by the lesser of (a) the number of months remaining until ten (10) complete calendar years have elapsed since the Lease Commencement Date and (b) the number of months before the Landlord relets the Premises to another tenant.

Throughout the term of the Lease, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the Lease, including taxes and special janitorial services requested by the Company. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature.

The foregoing is a summary description of certain terms of the Lease and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description set forth in Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 2, 2021, the Company issued a press release announcing its entry into the Lease. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 are intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Lease Agreement by and between Fusion Pharmaceuticals Inc. and McMaster University, dated June 1, 2021

99.1	Press Release, dated June 2, 2021

*

Schedules to the Lease Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they contain information that is both (i) not material and (ii) of the type that the registrant treats as private and confidential. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: June 3, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer